Exhibit 99.1

EXECUTION VERSION

APPLEBEE’S FUNDING LLC
IHOP FUNDING LLC
DINEEQUITY, INC.

SERIES 2014-1 4.277% FIXED RATE SENIOR SECURED NOTES, CLASS A-2

PURCHASE AGREEMENT

August 13, 2014

GUGGENHEIM SECURITIES LLC
As Representative of the several
   Initial Purchasers named in Schedule I attached hereto
c/o Guggenheim Securities LLC
330 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

Applebee’s Funding LLC, a Delaware limited liability company (“Applebee’s Issuer”) and IHOP Funding LLC, a Delaware limited liability company (“IHOP Issuer” and together with the Applebee’s Issuer, the “Co-Issuers,” and each a “Co-Issuer”) propose, upon the terms and conditions stated herein, to jointly issue and sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), $1,300,000,000 aggregate principal amount of its Series 2014-1 4.277% Fixed Rate Senior Secured Notes, Class A-2 (the “Notes”). The Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to a Base Indenture (the “Base Indenture”) and a series supplement (the “Series 2014-1 Supplement” and together with the Base Indenture, the “Indenture”), each to be dated on or about September 30, 2014 and entered into among the Co-Issuers and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary.  The Co-Issuers’ obligations under the Notes, including the due and punctual payment of interest on the Notes, will be jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) by Applebee’s SPV Guarantor LLC, a Delaware limited liability company (“Applebee’s Holding Company Guarantor”), IHOP SPV Guarantor LLC, a Delaware limited liability company (“IHOP Holding Company Guarantor” and together with Applebee’s Holding Company Guarantor, the “Holding Company Guarantors”), Applebee’s Restaurants LLC, a Delaware limited liability company (the “Applebee’s Franchise Holder”), Applebee’s Franchisor LLC, a Delaware limited liability company (“Applebee’s Franchisor”), IHOP Restaurants LLC, a Delaware limited liability company (the “IHOP Franchise Holder”), IHOP Franchisor LLC, a Delaware limited liability company (the “IHOP Franchisor”), IHOP Property LLC, a Delaware limited liability company (“IHOP Property”), IHOP Leasing LLC, a Delaware limited liability company (“IHOP Leasing” and together with the Holding Company Guarantors, Applebee’s Franchise Holder, Applebee’s Franchisor, IHOP Franchise Holder, IHOP Franchisor and IHOP Property, the

“Guarantors,” and each a “Guarantor” and, together with the Co-Issuers, the “Securitization Entities”), pursuant to a Guarantee and Collateral Agreement, to be dated on or about September 30, 2014 among each Guarantor and the Trustee (the “Guarantee and Collateral Agreement”).  As used herein, the term “Notes” shall include the Guarantee, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Co-Issuers by the Initial Purchasers.  Guggenheim Securities LLC is acting as the representative (the “Representative”) for the Initial Purchasers listed on Schedule I attached hereto.

On or prior to the Closing Date, (i) the Securitization Entities, DineEquity, Inc., a Delaware corporation, as manager (the “Manager”), and the Trustee will enter into a Management Agreement pursuant to which the Manager will manage the assets of the Securitization Entities (the “Management Agreement”), (ii) the Securitization Entities, the Manager, Midland Loan Services, a division of PNC Bank, National Association, as servicer (the “Servicer”) and the Trustee will enter into a Servicing Agreement pursuant to which the Servicer will service and administer the Notes (the “Servicing Agreement”), (iii) the Securitization Entities, the Manager, the Servicer, FTI Consulting, Inc., a Maryland corporation, as back-up manager (the “Back-Up Manager”) and the Trustee will enter into a Back-Up Management and Consulting Agreement (the “Back-Up Management Agreement”) pursuant to which the Back-Up Manager will provide certain consulting and back-up management services to the Securitization Entities, the Servicer and the Trustee and (iv) the Guarantors and the Trustee will enter into the Guarantee and Collateral Agreement.

For purposes of this Agreement, (i) “Parent Companies” (and each a “Parent Company”) shall mean, collectively, the Manager, International House of Pancakes, LLC and Applebee’s International, Inc. and (ii) “DineEquity Parties” shall mean, collectively, the Co-Issuers, the Parent Companies  and the Guarantors.

For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).

1.                                    Purchase and Resale of the Notes.  The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act.  The DineEquity Parties have prepared a preliminary offering memorandum, dated July 29, 2014 (as amended or supplemented as the date thereof) and the investor presentation attached hereto as Exhibit 1 (the “Investor Presentation”), dated August 2014 (together, the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and certain other information and an offering memorandum, dated August 13, 2014 (together with the documents listed on Schedule III hereto, the “Offering Memorandum”), setting forth information regarding the DineEquity Parties and the Notes.   The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package”.  The DineEquity Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 11:09 a.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Manager’s most recent Annual Report on Form 10-K and all subsequent documents filed (not furnished, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be) with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be.  Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed (not furnished, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be) with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date.  All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

It is understood and acknowledged that upon original issuance thereof the Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the legends that are set forth under the caption “Transfer Restrictions” in the Pricing Disclosure Package. The DineEquity Parties will not remove such legends.

You have advised the Co-Issuers that the Initial Purchasers will offer and resell (the “Exempt Resales”) the Notes purchased by the Initial Purchasers hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely (a) to persons whom they reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act (“Rule 144A”) who are also “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (“Investment Company Act”) and Rule 2a51-1 promulgated thereunder (“QPs”) or (b) outside of the United States to persons (i) whom they reasonably believe to be QPs and (ii) who are neither U.S. Persons as defined in Regulation S under the Securities Act (“Regulation S”) (such persons, “Non-U.S. Persons”) nor “U.S. Residents,” as defined for purposes of the Investment Company Act (such persons, “Non-U.S. Residents”) in offshore transactions in reliance on Regulation S who are, in each case of (a) and (b), persons whom they reasonably believe to be neither Competitors. As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (a), (b) and (c) above are referred to herein as “Eligible Purchasers”.

2.                                    Representations, Warranties and Agreements of the DineEquity Parties.  Each of the DineEquity Parties jointly and severally, represents, warrants and agrees, on and as of the date hereof and the Closing Date, as follows:

(a)                               When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Co-Issuers or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b)                              Assuming the accuracy of your representations and warranties in Section 3 of this Agreement, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c)                               No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the DineEquity Parties, any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their affiliates or any of their respective representatives, as to whom the DineEquity Parties make no representation) in connection with the offer and sale of the Notes.

(d)                             No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the DineEquity Parties or any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their respective affiliates or any of their respective representatives, as to whom the DineEquity Parties make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and each of the DineEquity Parties, their respective affiliates and their respective representatives and any person acting on any of their behalf (other than the Initial Purchasers and their respective affiliates and representatives, as to whom the DineEquity Parties make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e)                               Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4).

(f)                                None of the DineEquity Parties nor any other person acting on behalf of any DineEquity Party has offered or sold any securities in manner that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g)                              The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the DineEquity Parties for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of any DineEquity Party, is contemplated.

(h)                              The Preliminary Offering Memorandum did not, as of its date, and the Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Preliminary Offering Memorandum or the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Co-Issuers through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e) (the “Initial Purchaser Information”).

(i)                                  The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.

(j)                                  None of the DineEquity Parties has made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; and each Free Writing Offering Document the use of which has been previously consented to by the Representative is listed on Schedule III.

(k)                              Each document listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such document listed in Schedule III hereto in reliance upon and in conformity with the Initial Purchaser Information.

(l)                                  The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.  The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)                          Each of the DineEquity Parties and their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of their respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the DineEquity Parties taken as a whole or (ii) a material adverse effect on the performance by any of the DineEquity Parties of this Agreement or any of the Related Documents or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (i) and (ii), a “Material Adverse Effect”).  Each of the DineEquity Parties and their respective subsidiaries has all corporate or limited liability power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  Except as contemplated by the Securitization Transactions, the Manager does not own or control, directly or indirectly, any corporation, limited liability company or other entity other than the subsidiaries listed in Exhibit 21 to the Manager’s Annual Report on Form 10-K for the most recent fiscal year.  None of the direct or indirect subsidiaries of the Manager (other than the entities listed on Schedule IV hereto (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(n)                              The Manager has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Manager have been duly authorized and validly issued and are fully paid and non-assessable.  All of the issued shares of capital stock or other ownership interest of each subsidiary of the Manager have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Manager as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, free and clear of all Liens, except for Permitted Liens.

(o)                              All of the issued and outstanding limited liability company interests of International House of Pancakes, LLC are owned by the Manager, and all such limited liability company interests have been duly authorized and validly issued and are owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(p)                              All of the issued and outstanding shares of capital stock of Applebee’s International, Inc. are owned by the Manager, and all such shares of the capital stock have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(q)                              At the Closing Date, all of the issued and outstanding limited liability company interests of Applebee’s Holding Company Guarantor will be owned by Applebee’s International, Inc., and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by Applebee’s International, Inc., free and clear of all Liens, except for Permitted Liens.

(r)                                 At the Closing Date, all of the issued and outstanding limited liability company interests of IHOP Holding Company Guarantor will be owned by International House of Pancakes, LLC, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by International House of Pancakes, LLC, free and clear of all Liens, except for Permitted Liens.

(s)                                At the Closing Date, all of the issued and outstanding limited liability company interests of Applebee’s Issuer will be owned by Applebee’s Holding Company Guarantor, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(t)                                 At the Closing Date, all of the issued and outstanding limited liability company interests of IHOP Issuer will be owned by IHOP Holding Company Guarantor, and all such liability company interests will have been duly authorized and validly issued and will be owned of record by the Manager, free and clear of all Liens, except for Permitted Liens.

(u)                              At the Closing Date, all of the issued and outstanding limited liability company interests of each of Applebee’s Franchise Holder and Applebee’s Franchisor will be owned by Applebee’s Issuer, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by the Applebee’s Issuer, free and clear of all Liens, except for Permitted Liens.

(v)                              At the Closing Date, all of the issued and outstanding limited liability company interests of each of IHOP Franchise Holder, IHOP Franchisor, IHOP Property and IHOP Leasing will be owned by IHOP Issuer, and all such limited liability company interests will have been duly authorized and validly issued and will be owned of record by the IHOP Issuer, free and clear of all Liens, except for Permitted Liens.

(w)                          Each of the Co-Issuers and their respective subsidiaries has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform their respective obligations under the Indenture.  Each of the Guarantors and their respective subsidiaries, has all requisite limited liability power and at the Closing Date will have authority to execute, deliver and perform their obligations under the Indenture.  At the Closing Date, the Indenture will have been duly and validly authorized by each of the Co-Issuers and each of the Guarantors and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and legally binding obligation of the each of the Co-Issuers and each of the Guarantors, enforceable against each of the Co-Issuers and each of the Guarantors in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum on and as of the Closing Date.

(x)                              Each of the Co-Issuers has all requisite limited liability power and authority to execute, issue, sell and perform its obligations under the Notes.  The Notes have been duly authorized by each of the Co-Issuers and, when duly executed by each of the Co-Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and legally binding obligations of each of the Co-Issuers entitled to the benefits of the Indenture, enforceable against the Co-Issuers in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum on and as of the Closing Date.

(y)                              At the Closing Date, each Guarantor will have all requisite limited liability company power and authority to execute, issue and perform its obligations under the Guarantee and Collateral Agreement. At the Closing Date, the Guarantee and Collateral Agreement will have been duly and validly authorized by the Guarantors, and upon the Guarantee and Collateral Agreement’s execution and delivery and assuming the due authorization, execution and delivery by the Trustee and when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, the Guarantee and Collateral Agreement will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).   The Guarantee and Collateral Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum on and as of the Closing Date.

(z)                               Each of the Co-Issuers, the Parent Companies and the Manager, as applicable, has all required corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under each Related Document (other than the Notes, the Indenture and the Guarantee and Collateral Agreement).  At the Closing Date, each Guarantor will have all required limited liability company power and authority, to execute, deliver and perform its obligations under each Related Document (other than the Notes, the Indenture and the Guarantee and Collateral Agreement).  At the Closing Date, each of the Related Documents will have been duly and validly authorized, executed and delivered by each of the DineEquity Parties (to the extent a party thereto) and, assuming due authorization, execution and delivery by the other parties thereto, will constitute the valid and legally binding obligation of each of the DineEquity Parties (to the extent a party thereto) enforceable against each of the DineEquity Parties (to the extent a party thereto) in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  Each such Related Document will conform in all material respects to the description thereof (if any) in each of the Pricing Disclosure Package and the Offering Memorandum on and as of the Closing Date.

(aa)                        The Co-Issuers, the Manager and the Parent Companies have all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Co-Issuers, the Manager and the Parent Companies.  The Guarantors have all limited liability company power to execute, deliver and perform its obligations under this Agreement, and at the Closing Date, this Agreement will have been duly and validly authorized by the Guarantors.

(bb)                      The issue and sale of the Notes, the execution, delivery and performance by each of the Co-Issuers and each of the Guarantors of the Notes, the Indenture, this Agreement and the Related Documents (to the extent a party thereto), the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby,  do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the DineEquity Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument (giving effect to any amendments or terminations thereof as contemplated by the Pricing Disclosure Package and the Offering Memorandum) to which the DineEquity Parties or any of their respective subsidiaries is a party or by which the DineEquity Parties or any of their respective subsidiaries is bound or to which any of the property or assets of the DineEquity Parties or any of their respective subsidiaries is subject, except (1) for Liens created by the Base Indenture or the other Related Documents or Permitted Liens and (2) for Liens on the proceeds of the Notes that are to be used for the repayment of existing indebtedness of a Parent Company or the Manager or any of their respective direct or indirect parents (as contemplated by the Pricing Disclosure Package and the Offering Memorandum), (ii) result in any violation of the provisions of the charter or by-laws, certificate of formation, limited liability company agreement (or similar organizational documents) of any of the DineEquity Parties or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the DineEquity Parties or any of their respective subsidiaries or any of their respective properties or assets, except (in the case of clauses (i) and (iii)) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                        No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the DineEquity Parties or any of their respective subsidiaries or  any of their respective properties or assets is required for the issue and sale of the Notes, the execution, delivery and performance by the DineEquity Parties or any of their respective subsidiaries of the Notes, the Indenture, this Agreement and the Related Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the Indenture (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Notes by the Initial Purchasers and (C) such consents, approvals, authorizations, orders, filings, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)                    The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present in all material respects the information called for by, and have been prepared, in all material respects, in accordance with, the Commission’s rules and guidelines applicable thereto.

(ee)                        The “Transaction Adjusted” financial information included in the Pricing Disclosure Package and the Offering Memorandum has been derived from the financial statements and the books and records of the DineEquity Parties in the manner described under and subject to the qualifications and limitations set forth under “Transaction-Adjusted Securitized Net Cash Flow of the Securitization Entities” and “Non-GAAP Financial Measures”. The assumptions used in preparing the “Transaction Adjusted,” and “Adjusted” financial measures and financial information (collectively, the “Adjusted Financial Information”) included or incorporated by reference in the Pricing Disclosure Package and the Offering provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related adjustments give appropriate effect to those assumptions. The related adjustments also reflect, in all material respects, the proper application of those adjustments to the historical financial statement amounts in the Adjusted Financial Information included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.  The Adjusted Financial Information set forth in the Pricing Disclosure Package and the Offering Memorandum has been prepared, in all material respects, on a basis consistent with the relevant historical financial statements and give effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Adjusted Financial Information. The non-GAAP financial measures that are incorporated by reference or presented in the Pricing Disclosure Package and the Offering Memorandum comply all material respects with Item 10(e)(i) of Regulation S-K and have been calculated based on amounts derived from the financial statements and books and records of the DineEquity Parties, and the DineEquity Parties believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith.

(ff)                          Ernst & Young LLP are independent registered public accountants with respect to the Manager and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(gg)                      Deloitte & Touche LLP, who has delivered the initial letter referred to in Section 7(p) hereof, was, as of the date of such report, and is, as of the date hereof, an independent evaluation consultant with respect to the DineEquity Parties.

(hh)                      The Manager and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Manager’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Manager and each of its subsidiaries maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Manager’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Manager’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Manager’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  As of the date of the most recent balance sheet of the Manager and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Manager, there were no material weaknesses in the Manager’s internal controls.

(ii)                              (i) The Manager and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Manager and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Manager and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj)                              Since December 31, 2013, the date of the most recent balance sheet of the Manager and its consolidated subsidiaries reviewed or audited by Ernst &Young LLP and the audit committee of the board of directors of the Manager, (i) the Manager has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting, that could adversely and materially affect the ability of the Manager or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, and (B) any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of the Manager and each of its subsidiaries or that is otherwise material to the Manager and its subsidiaries; and (ii) there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kk)                      The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Offering Memorandum accurately and describes, in all material respects (i) the accounting policies that the Manager believes are the most important in the portrayal of the Manager’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ll)                              There is and has been no material failure on the part of the Manager and any of the Manager’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)              Except as described in each of the Pricing Disclosure Package and the Offering Memorandum, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, none of the DineEquity Parties nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business,  and/or (v) declared or paid any dividend on its capital stock, except in the case of clause (i), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and since such date, there has not been any change in the capital stock or limited liability company  interests, as applicable, or long-term debt of any of the DineEquity Parties or any of their respective subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of any of the DineEquity Parties or any of their respective subsidiaries, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that it is understood that the discharge and repayment of the 2018 Notes (as defined herein) shall not be deemed to make the representation in this Section 2(mm) untrue.

(nn)                      At the Closing Date, each of the DineEquity Parties and each of their respective subsidiaries will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens as are described in the Pricing Disclosure Package and the Offering Memorandum, Permitted Liens and Liens that neither materially affect the value of such property nor materially interfere with the use made and proposed to be made of such properties by the DineEquity Parties or any of their respective subsidiaries, as applicable.  As of the Closing Date, all assets held under lease by the DineEquity Parties or any of their respective subsidiaries will be held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the relevant entity.

(oo)                      At the Closing Date, each Co-Issuer and each Guarantor will own and have good title to its portion of the Collateral, free and clear of all Liens other than Permitted Liens.  As of the Closing Date, the Base Indenture and the Guarantee and Collateral Agreement will be effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral (other than with respect to the Real Estate Assets) will have been perfected (as described in, and subject to any exceptions to be set forth in, the Base Indenture and the Guarantee and Collateral Agreement) and will be prior to all other Liens (other than Permitted Liens), and will be enforceable as such as against creditors of and purchasers from each Co-Issuer and the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. Except as described in the Offering Memorandum, the Co-Issuers and the Guarantor will have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement.

(pp)                      Other than the security interest to be granted to the Trustee under the Base Indenture, pursuant to the other Related Documents or any other Permitted Lien, at the Closing Date, none of the DineEquity Parties nor any of their respective affiliates and representatives shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral (except for any such security interest that will be released on the Closing Date). As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements; provided, that notice filings with the United States Patent and Trademark Office and the United States Copyright Office shall be filed within ten Business Days of the Closing Date) to protect and evidence the Trustee’s security interest in the Collateral (other than the Real Estate Assets) in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in, the Base Indenture and the Guarantee and Collateral Agreement). As of the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any DineEquity Parties or any of their respective subsidiaries and listing such Person as debtor covering all or any part of the Collateral shall be on file or of record in any jurisdiction except (i) in respect of Permitted Liens, (ii) in respect of any such security interest that will be released on the Closing Date or (iii) such as may have been filed, recorded or made by such Person favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement, and no such Person has authorized any such filing.

(qq)                      At the Closing Date, each DineEquity Party and their respective subsidiaries and each of their subsidiaries will have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each DineEquity Party and each of their respective subsidiaries will have fulfilled and performed all of its obligations with respect to the Permits, and no event will have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the DineEquity Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)                            At the Closing Date, each of the DineEquity Parties and each of their respective subsidiaries will own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)                          There are no legal or governmental proceedings pending to which any DineEquity Party or any of their respective subsidiaries is a party or of which any property or assets of the DineEquity Parties or any of their respective subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the DineEquity Parties of the performance of their respective obligations under this Agreement, the Indenture, the Notes, the Related Documents or the consummation of any of the transactions contemplated hereby.  To each DineEquity Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(tt)                            There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Manager pursuant to Item 601(b)(10) of Regulation S-K that have not been described in the Pricing Disclosure Package and the Offering Memorandum.  The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.  None of the DineEquity Parties nor any of their respective subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(uu)                      The statements made in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of the Offered Notes and “Description of the Indenture and the Guarantee and Collateral Agreement,” insofar as they constitute a summary of the terms of the Notes and the Indenture, and under captions “Transaction-Adjusted Securitized Net Cash Flow of the Securitization Entities,” “Description of DineEquity’s Business,” “Certain

Relationships and Related-Party Transactions,” “Description of the Securitization Entities,” “Characteristics of Certain Franchised Restaurants and Company Restaurants,” “Description of the Product Sourcing Arrangements,” “Description of the Franchise Arrangements,” “Description of the Manager and Management Agreement,” “Description of the Servicer and the Servicing Agreement,” “Description of the Back-Up Manager and the Back-Up Management Agreement,” “Description of the Contribution Agreements,” “Description of the IP License Agreements,” “Description of the Real Estate Assets,” “Certain Legal Aspects of the Franchise Arrangements,” “Certain U.S. Federal Income Tax Consequences,” “Certain ERISA and Related Considerations,” and “Transfer Restrictions”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(vv)                      On the Closing Date, each of the DineEquity Parties and each of their respective subsidiaries will carry, or will be covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All such policies of insurance of the DineEquity Parties and each of their respective subsidiaries will be in full force and effect; the DineEquity Parties and each of their respective subsidiaries will be in compliance with the terms of such policies in all material respects; and none of the DineEquity Parties nor any of their respective subsidiaries will have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.  On the Closing Date, there will be no claims by the DineEquity Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the DineEquity Parties and their respective subsidiaries nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww)              No relationship, direct or indirect, that would be required to be described in a registration statement of the Manager pursuant to Item 404 of Regulation S-K, exists between or among any of the DineEquity Parties and their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the DineEquity Parties and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.

(xx)                      No labor disturbance by or dispute with the employees of the DineEquity Parties or any of their respective subsidiaries exists or, to the knowledge of any DineEquity Party is imminent that could reasonably be expected to have a Material Adverse Effect.

(yy)                      None of Co-Issuers, the Manager, the Parent Companies nor any of their respective subsidiaries (i) is in violation of its certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  On the Closing Date, none of the Guarantors nor any of their respective subsidiaries (i) will be in violation of its certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents), (ii) will be in default, and no event will have occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) will be in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(zz)                        Except as described in the Pricing Disclosure Package and the Offering Memorandum, (i) there are no proceedings that are pending, or known to be contemplated, against any of the DineEquity Parties or any of their subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the DineEquity Parties and their respective subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the DineEquity Parties and their  subsidiaries, and (iii) none of the DineEquity Parties and their respective subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(aaa)                 Each of the DineEquity Parties and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the DineEquity Parties or any of their respective subsidiaries, nor does any DineEquity Party have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the DineEquity Parties or any of their respective subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bbb)              (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the DineEquity Parties or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) none of the DineEquity Parties nor any member of their Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ccc)                 No subsidiary of the Co-Issuers is currently prohibited, directly or indirectly, from paying any dividends to its parent Co-Issuer, from making any other distribution on such subsidiary’s capital stock, limited liability company or other ownership interests, as applicable, from repaying to its parent Co-Issuer, any loans or advances to such subsidiary from its parent Co-Issuer or from transferring any of such subsidiary’s property or assets to its parent Co-Issuer, or any other subsidiary of its parent Co-Issuers, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(ddd)           No Guarantor is currently prohibited, directly or indirectly, from paying any dividends to its parent  or to the Co-Issuers, from making any other distribution on such Guarantor’s capital stock, limited liability company or other ownership interests, as applicable, from repaying to its parent or the Co-Issuer, any loans or advances to such Guarantor from its parent or the Co-Issuer or from transferring any of such Guarantor’s property or assets to its parent or the Co-Issuer, or any other subsidiary of its parent or the Co-Issuers, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(eee)                 None of DineEquity Parties nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering

Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act, as amended, and the rules and regulations of the Commission thereunder.

(fff)                    The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the DineEquity Parties believe to be reliable in all material respects.

(ggg)              The DineEquity Parties will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by any DineEquity Party, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Co-Issuers by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulation S of, the Securities Act.

(hhh)              Immediately after the consummation of the transactions contemplated by this Agreement, each of the DineEquity Parties will be Solvent.  As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such relevant entity are not less than the total amount required to pay the probable liabilities of such relevant entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Related Documents the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that could reasonably be expected to result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(iii)                          There are no contracts, agreements or understandings between or among any DineEquity Party and any person granting such person the right to require the DineEquity Parties to file a registration statement under the Securities Act with respect to any securities of the DineEquity Parties owned or to be owned by such person or to include any such securities with any securities being registered pursuant to any other registration statement filed by any DineEquity Party under the Securities Act.

(jjj)                          None of the DineEquity Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement)

that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(kkk)              None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(lll)                          None of the DineEquity Parties nor any of their respective affiliates nor representatives have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Co-Issuers or any Guarantor in connection with the offering of the Notes.

(mmm)  The DineEquity Parties and their respective affiliates and representatives have not taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the U.K. Financial Services Authority under the U.K. Financial Services and Markets Act 2000 (the “FSMA”).

(nnn)              None of the DineEquity Parties nor any of their respective  subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ooo)              None of the DineEquity Parties nor any of their respective  subsidiaries, nor to the knowledge of the relevant entity, any director, officer, manager, member, agent, employee, affiliate or other person acting on behalf of such relevant entity, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above; and the DineEquity Parties and their respective subsidiaries and, to the knowledge of such relevant entity, the relevant entity’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ppp)              The operations of DineEquity Parties and  each  of their respective subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any DineEquity Party or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of such relevant entity, threatened.

(qqq)              None of the DineEquity Parties nor any of their respective  subsidiaries nor, to the knowledge of such relevant entity, any director, officer, agent, employee, affiliate or other person acting on behalf of such relevant entity is currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is such relevant entity located, organized or resident in a country or territory that is the subject of Sanctions; and the DineEquity Parties and their respective  subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(rrr)                       There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Co-Issuers and the Guarantors or sale by the Co-Issuers and the Guarantors of the Notes.

(sss)                    None of the DineEquity Parties nor any of their respective affiliates nor representatives have participated in a plan or scheme to evade the registration requirements of the Securities Act through the sale of the Notes pursuant to Regulation S.

(ttt)                       None of the DineEquity Parties has knowledge that any other party to any material contract being assigned on the Closing Date has any intention not to perform its obligations thereunder in all material respects, except as would not, individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect.

(uuu)              No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.

(vvv)              The Manager has provided a 17g-5 Representation to each nationally recognized statistical rating organization hired by the Co-Issuers to rate the Notes; (ii) an executed copy of the 17g-5 Representation delivered to the Rating Agency (as defined below)

has been delivered to the Representative; and (iii) each of the DineEquity Parties has complied and will in the future comply in all material respects with each 17g-5 Representation. For purposes of this Agreement, “17g-5 Representation” means a written representation provided to a nationally recognized statistical rating organization hired by the Manager to rate the Notes, which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 under the Exchange Act.

Any certificate signed by any officer of the Manager or any Parent Company and delivered to the Representative or counsel for the Representative in connection with the offering of the Notes shall be deemed a representation and warranty by the Manager or such Parent Company, as to matters covered thereby, to the Initial Purchasers, and not a representation or warranty by the individual (other than in his or her official capacity).

Any certificate signed by any officer of any Co-Issuer or any Guarantor and delivered to the Representative or counsel for the Representative in connection with the offering of the Notes shall be deemed a representation and warranty by the Co-Issuer or the Guarantor, as to matters covered thereby, to the Initial Purchasers and not a representation or warranty by the individual (other than in his or her official capacity).

3.                                    Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.(a)

(a)                               On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Co-Issuers and the Guarantors agree to sell to each Initial Purchaser and each Initial Purchaser, severally and not jointly, agrees to purchase from the Co-Issuers and Guarantors, at a purchase price as agreed among the Company and the Representative and the Initial Purchasers, the principal amount of Notes set forth opposite their respective names on Schedule I hereto.

(b)                              Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Co-Issuers that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Co-Issuers, on the basis of the representations, warranties and agreements of the Co-Issuers, the Parent Companies, the Manager and the Guarantors, that such Initial Purchaser: (i) is a QIB and a QP with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Offering Memorandum; and (iv) will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Co-Issuers that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes.  Such price may be changed by the Initial Purchasers at any time without notice.

(c)        Each Initial Purchaser, severally and not jointly represents and warrants to the Co-Issuers that:

(i)         It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes, in circumstances in which section 21(1) of the FSMA does not apply to the Co-Issuers; and

(ii)        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) an offer of Notes to the public has not been made and will not be made in that relevant member state other than:

(A)                          to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(B)                           to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Issuer; or

(C)                           in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Co-Issuers or the Initial Purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this Section 3(c), the expression an “offer of Notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 Amending Directive” means Directive 2010/73/EU.

(d)       The Initial Purchasers have not and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than

(i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and the documents listed on Schedule III hereto, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any documents listed on Schedule III hereto, (iii) the documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Co-Issuers in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any document listed on Schedule III hereto.

(e)        Each Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or the Investment Company Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Co-Issuers and their counsel deem necessary).

Each of the Initial Purchasers understands that the Co-Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(d), 7(e), 7(f), 7(g), 7(h), 7(j), 7(k) and 7(m) hereof, counsel to the Co-Issuers and counsel to the Initial Purchasers, will assume the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4.         Delivery of the Notes and Payment Therefor.  Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP, at 10:00 A.M., New York City time, on September 30, 2014 (the “Closing Date”).  The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Co-Issuers.

The Notes will be delivered to the Representative, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Representative of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Representative at DTC.  The Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC.  The Notes to be delivered to the Representative shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the Business Day next preceding the Closing Date.

5.         Agreements of the DineEquity Parties.  The DineEquity Parties, jointly and severally, agree with each of the Initial Purchasers as follows:

(a)        The DineEquity Parties will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as the Initial Purchasers may reasonably request, provided that such obligation may be satisfied by delivery of the

Offering Memorandum and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.

(b)        The DineEquity Parties shall provide to the Initial Purchasers, without charge, during the period from the date of this Agreement until the earlier of (i) 180 days from the date of this Agreement and (ii) such date as of which all of the Notes shall have been sold by the Initial Purchasers (such period, the “Offering Period”), as many copies of the Offering Memorandum and any supplements and amendments thereto, as the Initial Purchasers may reasonably request, provided that such obligation may be satisfied by delivery of the Offering Memorandum and any such supplements and amendment by electronic means, including by e-mail delivery of a PDF file.

(c)        The DineEquity Parties will prepare the Offering Memorandum in a form approved by the Representative and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Representative shall not previously have been advised or to which they shall reasonably object after being so advised.

(d)       The DineEquity Parties will (i) advise the Representative promptly of (x) any Commission order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or (y) any suspension of the qualification of the Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(e)        Each of the DineEquity Parties consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(f)        If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of any DineEquity Party or in the opinion of counsel for the Representative, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the DineEquity Parties will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers a reasonable number of copies thereof.

(g)        None of the DineEquity Parties will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering

Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Co-Issuers will give notice thereof forthwith to the Representative and the DineEquity Parties will forthwith prepare a Free Writing Offering Document or other document which will correct such conflict, statement or omission, and will expeditiously furnish to the Initial Purchasers a reasonable number of copies thereof.

(h)        Promptly from time to time, the DineEquity Parties shall take such action as the Representative may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and to arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Representative may reasonably request; provided that in connection therewith none of the DineEquity Parties shall be required to (i) qualify as a foreign corporation, limited liability company or limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i)         For a period commencing on the date hereof and ending on the 180th day after the date of the Offering Memorandum, the DineEquity Parties agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of any DineEquity Party substantially similar to the Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent the Representative; provided, however, that, after the Closing Date, once the resale by the Initial Purchasers of all of the Notes to Eligible Purchasers as contemplated by this Agreement has been completed (and no Initial Purchaser has any “unsold allotment” of Notes), this Section 5(i) shall not apply to the offer and sale of Similar Debt Securities by the Co-Issuers and the Guarantors in an aggregate principal amount of up to $250,000,000.

(j)         So long as any of the Notes are outstanding, the DineEquity Parties will furnish at their expense to the Representative, and, upon request, to holders of the Notes that agree to certain confidentiality obligations and prospective purchasers of the Notes, the information required by Rule 144A(d)(4) under the Securities Act (if any).

(k)        The DineEquity Parties will apply the net proceeds from the sale of the Notes to be sold by the Co-Issuers hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(l)         The DineEquity Parties and their respective affiliates and representatives will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of DineEquity Parties in connection with the offering of the Notes.

(m)       Each DineEquity Party will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) and representatives to, resell any of the Notes that have been acquired by any of them.

(n)        The DineEquity Parties will use their best efforts to permit the Notes to be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(o)        The Co-Issuers and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(p)        The DineEquity Parties will not, and will cause their respective affiliates and representatives not to, engage in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act.

(q)        The DineEquity Parties will, and will cause their respective affiliates and representatives to, comply with and implement the “offering restrictions” required by Rule 902 under the Securities Act.

(r)        The DineEquity Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes. The DineEquity Parties will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) or U.S. resident (as defined in the Investment Company Act), of any Notes or any substantially similar security issued by any DineEquity Party, within six (6) months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Co-Issuers by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons or U.S. residents contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(s)        The Co-Issuers and the Guarantor agree to comply with all agreements set forth in the representation letters of the Co-Issuers and the Guarantor to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(t)        The DineEquity Parties will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

(u)        During the Offering Period, the DineEquity Parties will not solicit any offer to buy from or offer to sell to any person any Notes except through the Representative. To the extent that the Offering Period continues beyond the Closing Date, the Representative will provide the Co-Issuers and the Manager written notice of the conclusion of the Offering Period.

(v)        The DineEquity Parties, any of their respective affiliates or representatives (other than the Initial Purchaser, its affiliates and representatives, as to whom the DineEquity Parties make no covenant) will not engage in any form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offer and sale of the Notes.

(w)       The DineEquity Parties will take such steps as shall be necessary to ensure that no such DineEquity Party becomes required to register as an “investment company” within the meaning of such term under the Investment Company Act.

(x)        No DineEquity Party will take any action which would result in the loss by any Initial Purchaser of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA. Each DineEquity Party hereby authorizes the Initial Purchasers to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

(y)        To the extent that the ratings to be provided with respect to the Notes as set forth in the Pricing Disclosure Package by Standard & Poor’s Rating Group, a Division of The McGraw-Hill Companies, Inc. (the “Rating Agency”) are conditional upon the furnishing of documents or the taking of any other actions by DineEquity Parties or any of their respective affiliates and representatives, the DineEquity Parties and any of their respective affiliates and representatives agree to furnish such documents and take any such other action that is reasonably requested by the Rating Agency.

(z)        The DineEquity Parties consent to the use by the Initial Purchasers of a (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and the documents listed on Schedule III hereto, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any documents listed on Schedule III hereto, (iii)

any written communication prepared by such Initial Purchaser and approved by the Co-Issuers in writing, or (iv) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any document listed on Schedule III hereto.

(aa)      The DineEquity Parties shall comply, and shall cause all of their affiliates to comply, in all material respects with Rule 17g-5 under the Exchange Act and the 17g-5 Representation.

(bb)      The DineEquity Parties shall take all necessary and appropriate action to terminate and discharge all of the obligations of the Manager and its affiliates, as of the Closing Date, (i) under the Indenture, dated as of October 19, 2010 by and between the Manager, as Issuer, Wells Fargo Bank, N.A., as trustee and certain guarantor with respect to the 9.5% Senior Notes due 2018 (the “2018 Notes”)(the “2018 Indenture”) and (ii) the Credit Agreement dated as of October 8, 2010 by and among the Manager, as the borrower, Barclays Bank PLC, as administrative agent and the Lenders and other parties from time to time party thereto (the “Credit Facility”), each in accordance with their respective terms thereunder, and to cause the release of all assets of the Manager, any affiliate of the Manager and any other person subject to any lien related to the Credit Facility from such lien (including, without limitation, assets of the guarantors under the associated guarantee and collateral agreement).

(cc)      The DineEquity Parties shall take all necessary and appropriate action to, as of the Closing Date, cause the release of all assets of the Manager, any affiliate of the Manager and any other person subject to the lien of the Credit Facility (including, without limitation, all of the assets of each guarantor thereunder) by the collateral agent.

6.         Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the DineEquity Parties, jointly and severally, agree, to pay all reasonable expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum and the Offering Memorandum for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchasers)) and all amendments and supplements thereto (including the fees, disbursements and expenses of the DineEquity Parties’ accountants, experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Related Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c)  the issuance and delivery of the Notes and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Representative may designate (including, without limitation, the reasonable fees and disbursements of the Representative’s counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Representative pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of counsel and outside attorneys to the Representative, the fees of outside accountants, the costs of any diligence service and the fees of any other third party service provider or advisor retained by the Representative with the prior approval of the Co-Issuers (not to be unreasonably withheld); (i) the custody of the Notes and the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchaser); (j) the rating of the Notes; (k) the obligations of the Trustee, the Servicer, any agent of the Trustee or the Servicer and the counsel for the Trustee or the Servicer in connection with the Indenture, the Notes, the Related Documents or the Servicing Agreement; (l) the performance DineEquity Parties of their other obligations under this Agreement and under the Related Documents which are not otherwise specifically provided for in this Section 6; (m) all travel expenses (including expenses related to chartered aircraft) of the Representative and DineEquity Parties’ officers and employees and any other expenses of each of the Representative, the DineEquity Parties in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5; and (o) all sales, use and other taxes (other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Notes, the Servicing Agreement or the Related Documents; provided that the aggregate amount of reasonable legal fees and expenses of the Initial Purchasers’ legal counsel reimbursable by the Co-Issuers will not exceed (x) $1.25 million and (y) $25,000 in expenses without the Co-Issuers’ consent with respect to such expenses (not to be unreasonably withheld) and provided further, upon request, the Representative will notify the Co-Issuers of its out-of-pocket expenses incurred to date.

7.         Conditions to Initial Purchasers’ Obligations.  The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the DineEquity Parties contained herein, to the performance by the DineEquity Parties and each of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)        The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.

(b)        The Representative shall not have discovered and disclosed to the DineEquity Parties on or prior to the Closing Date that the Pricing Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, any document listed on Schedule III hereto or any amendment or supplement to any of the foregoing, contains an untrue statement of a fact which, in the opinion of the Representative, is material or omits to state a fact which, in the opinion of the Representative, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(c)        All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Related Documents, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Representative, and the DineEquity Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)       Sidley Austin LLP shall have furnished to the Representative its written opinion, as counsel to the DineEquity Parties addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

(e)        Bryan Cave LLP shall have furnished to the Representative its written opinion, as franchise counsel to the DineEquity Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

(f)        Dentons US LLP shall have furnished to the Representative its written opinion, as counsel to the Trustee, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

(g)        The Representative shall have received an opinion of Andrascik & Tita LLC counsel to the Servicer, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and its counsel.

(h)        The Representative shall have received an opinion of in-house counsel to the Back-Up Manager, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and its counsel.

(i)         In addition to the other opinions and letters provided for in this Section 7, the Representative shall have been provided with any other opinions that have been addressed to the Rating Agency in connection with the transactions contemplated herein, and such opinions will be addressed to the Initial Purchasers.

(j)         The Representative shall have received an opinion from Morris, Nichols, Arsht & Tunnel LLP, Delaware counsel to the DineEquity Parties, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and its counsel.

(k)        The Representative shall have received from Sidley Austin LLP, counsel to the DineEquity Parties, a negative assurance letter, dated the Closing Date, with respect to the Pricing Disclosure Package and the Offering Memorandum, in form and substance reasonably satisfactory to the Representative and its counsel.

(l)         The Representative shall have received from Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Initial Purchasers, such opinions and negative assurance letter, dated as of the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Representative may reasonably require, and DineEquity Parties shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(m)       The Representative shall have received an opinion of in-house counsel to the DineEquity Parties, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and its counsel.

(n)        At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP, a “comfort letter”, in form and substance satisfactory to the Representative, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants with respect to the Manager and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(o)        With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), Ernst & Young LLP shall have furnished to the Representative a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Manager and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(p)        At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter (the “Initial AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Pricing Disclosure Package and the Offering Memorandum (including the Investor Model Runs (as defined in Schedule III hereto)).

(q)        With respect to the Initial AUP Letter referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Representative a “bring-down letter”, addressed to the Initial Purchasers and dated the Closing Date stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three (3) days prior to the Closing Date), (i) the conclusions and findings of such firm with respect to the matters covered by the Initial AUP Letter, and (ii) confirming in all material respects the conclusions and findings set forth in the Initial AUP Letter.

(r)        None of the DineEquity Parties shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any material loss or interference with their business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in Pricing Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of any DineEquity Party or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the DineEquity Parties and their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(s)        Each of DineEquity Parties shall have furnished or caused to be furnished to the Representative dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the each of the DineEquity Parties or other officers satisfactory to the Representative, as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i)         That the representations, warranties and agreements of the DineEquity Parties in Section 2 are true and correct on and as of the Closing Date, and the DineEquity Parties have complied with all its agreements contained herein and in any other Related Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date;

(ii)        Subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the general affairs, business, properties, capitalization, condition (financial or otherwise) or results of operation of any of the DineEquity Parties, as applicable, except as set forth or contemplated in the Pricing Disclosure Package or the Offering Memorandum that could reasonably be expected to result in a Material Adverse Effect;

(iii)       That they have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum; and

(iv)       That (i) none of the DineEquity Parties shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any material loss or interference with their business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in Pricing Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of any DineEquity Party or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the DineEquity Parties and their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum, (iii) no downgrading has occurred in the rating accorded the Co-Issuer’s debt securities, or the Manager’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, or (iv) any such organization has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any DineEquity Party debt securities; provided that, it is understood that the discharge and repayment of the 2018 Notes shall not be deemed to cause this condition to fail to be fulfilled.

(t)        Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following which remains outstanding at the Closing Date: (i) downgrading shall have occurred in the rating accorded the

Co-Issuer’s debt securities, or the Manager’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any DineEquity Party debt securities.

(u)        The Representative shall have received a letter from the Rating Agency stating that the Notes have received a rating of not less than “BBB”.

(v)        The Notes shall be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(w)       The Manager, the Securitization Entities and the Trustee shall have executed and delivered the Management Agreement, and the Representative shall have received an original copy thereof, duly executed by the Manager, the Co-Issuers and the Trustee.

(x)        The Co-Issuers and the Trustee shall have executed and delivered the Base Indenture, and the Representative shall have received an original copy thereof, duly executed by the Co-Issuers and the Trustee.

(y)        The Series 2014-1 Supplement shall have been duly executed and delivered by the Co-Issuers and the Trustee, and the Notes shall have been duly executed and delivered by the Co-Issuers and duly authenticated by the Trustee.

(z)        The Guarantee and Collateral Agreement shall have been duly executed and delivered by the Guarantors and the Trustee.

(aa)      Each of the Related Documents shall have been duly executed and delivered by the respective parties thereto.

(bb)      The Representative shall have received true and executed copies of each of the documents specified in clauses (w), (x), (y), (z), (jj), (kk) and (ll).

(cc)      Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following, which remains outstanding or the effects of which remain outstanding at the Closing Date: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the securities of any DineEquity Party or securities in general; or (ii) trading on the NYSE, or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, is sufficiently material and adverse so as to make it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes, on the terms and in the manner contemplated by the Offering Memorandum; or (v) any of the events described in Sections 7(r) or 7(t)  shall have occurred or the Representative shall decline to purchase the Notes for any reason permitted under this Agreement.

(dd)     There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture or a material breach under any of the Related Documents as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach). On the Closing Date, each of the Related Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum and shall not have been modified.

(ee)      The Manager, each Parent Company, each Guarantor and each Co-Issuer shall have furnished to the Initial Purchasers a certificate, in form and substance reasonably satisfactory to the Representative, dated as of the Closing Date, of the Chief Financial Officer of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement.

(ff)       None of (i) the issuance and sale of the Notes pursuant to this Agreement, (ii) the transactions contemplated by the Related Documents or (iii) the use of the Pricing Disclosure Package or the Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of DineEquity Parties) overtly threatened against the DineEquity Parties or the Initial Purchasers that would reasonably be expected to adversely impact the issuance of the Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by the Related Documents or the Pricing Disclosure Package.

(gg)      The Representative shall have received evidence satisfactory to the Representative and its counsel, that on or before the Closing Date, all existing liens (other than Permitted Liens) on the Collateral shall have been released and all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Closing Date pursuant to the Related Documents have been or are being filed.

(hh)      The Representative shall have received evidence satisfactory to the Representative and its counsel that all conditions precedent to the issuance of the Notes that are contained in the Indenture have been satisfied.

(ii)        The representations and warranties of each of DineEquity Parties (to the extent a party thereto) contained in the Related Documents to which each of the DineEquity Parties is a party will be true and correct as of the Closing Date.

(jj)        The Credit Facility shall have been duly terminated and all the obligations of the Manager and its affiliates thereunder shall have been discharged thereunder in accordance with its terms and all assets of the Manager, any affiliate of the Manager and/or any other person subject to any lien related to the Credit Facility (including, without limitation, assets of the guarantors under the associated guarantee and collateral agreement) shall have been released from such lien.  The Manager shall have delivered to the Initial Purchasers a certificate to that effect, along with an instrument acceptable to the Representative evidencing the release of the lien granted to the creditors thereunder.

(kk)      All assets of the Manager, any affiliate of the Manager and/or any other person subject to the lien of the Credit Facility (including, without limitation, all of the assets of each guarantor thereunder) shall have been released from such lien by the collateral agent.  The Manager shall have delivered to the Initial Purchasers a certificate to that effect, along with an instrument executed by the collateral agent evidencing the release of the lien granted to the collateral agent thereunder.

(ll)        The 2018 Indenture shall have been satisfied and discharged in respect of all obligations of the Manager and its affiliates thereunder, in accordance with its terms.  The Manager shall have delivered to the Initial Purchasers an instrument executed by the trustee under the 2018 Indenture evidencing the satisfaction and discharge of the 2018 Indenture.

(mm)    On or prior to the Closing Date, the Parent Companies, the Manager, the Guarantor and the Co-Issuers shall have furnished to the Initial Purchasers such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Representative.

8.         Indemnification and Contribution.

(a)        Each of the DineEquity Parties shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Initial Purchaser Indemnified Party”), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by any of the DineEquity Parties (or based upon any written information furnished by any of the DineEquity Parties) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or

(C) in any materials or information provided to investors by, or with the approval of any of the DineEquity Parties in connection with the marketing of the offering of the Notes, including any road show or investor presentations made to investors by any of the DineEquity Parties (whether in person or electronically) and the documents and information listed on Schedule III hereto (all of the foregoing materials described in this clause (C), the “Marketing Materials”), (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action or expense arising out of or based upon matters covered by clause (i) or (ii) above, or (iv) the violation of any securities laws (including without limitation the anti-fraud provision thereof) of any foreign jurisdiction in which the Notes are offered; provided, however, that the DineEquity Parties will not be liable in any such case to the extent but only to the extent that it is determined in a final and unappealable judgment by a court of competent jurisdiction that any such loss, liability, claim, damage or expense arises directly and primarily out of or is based directly and primarily upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Co-Issuers by or on behalf of any Initial Purchaser through the Representative expressly for use in such Free Writing Offering Document, Preliminary Offering Memorandum, Pricing Disclosure Package, Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be).  The parties agree that such information provided by or on behalf of any Initial Purchaser through the Representative consists solely of the Initial Purchaser Information.

Each of the DineEquity Parties hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser Indemnified Party, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any website maintained in compliance with Rule 17g-5 under the Exchange Act by or on behalf of any DineEquity Party in connection with the marketing of the offering of the Notes or (ii) the entering into and performance of this Agreement and any other Related Document by any of the Initial Purchaser Indemnified Parties.

Each of the DineEquity Parties agrees that it shall, jointly and severally, reimburse each Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or defending or preparing to defend against any losses, liabilities, claims, damages for which indemnity is being provided pursuant to this Section 8(a) as such expenses are incurred.

The foregoing indemnity agreement will be in addition to any liability which the DineEquity Parties may otherwise have, including but not limited to other liability under this

Agreement.

(b)        Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each DineEquity Party, each of the officers, directors and employees of each DineEquity Party, and each other person, if any, who controls such DineEquity Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Co-Issuers by or on behalf of any Initial Purchaser through the Representative expressly for use in such Free Writing Offering Document, Preliminary Offering Memorandum, Pricing Disclosure Package, Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be, which information is limited to the Initial Purchaser Information; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Notes to be purchased by such Initial Purchaser under this Agreement.

The foregoing indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have, including but not limited to other liability under this Agreement.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced due to the forfeiture of substantive rights or defenses as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties or (v) the named parties in any such proceeding (including any impleaded parties) include both Initial Purchaser Indemnified Parties, on the one hand, and any of the DineEquity Parties, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, in any of which events (i) through (v) such fees and expenses shall be borne by the indemnifying parties (and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties).  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

(d)       In order to provide for contribution in circumstances in which the indemnification provided for in Section 8(a) through (c) is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the DineEquity Parties and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the DineEquity Parties, any contribution received by the DineEquity Parties from persons, other than the Initial Purchasers, who may also be liable for contribution, including their directors, officers, employees and persons who control the DineEquity Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as incurred to which the DineEquity Parties and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the DineEquity Parties and the Initial Purchasers from the offering and sale of the Notes under this Agreement or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the DineEquity Parties and the Initial Purchasers in

connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the DineEquity Parties and the Initial Purchasers shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Notes under this Agreement (net of discounts and commissions but before deducting expenses) received by the DineEquity Parties or their affiliates under this Agreement, on the one hand, and the discounts or commissions received by the Initial Purchasers under this Agreement, on the other hand, bear to the aggregate offering price to investors of the Notes purchased under this Agreement, as set forth on the cover of the Offering Memorandum.  The relative fault of each of the DineEquity Parties (on the one hand) and of the Initial Purchasers (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the DineEquity Parties or their affiliates or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The DineEquity Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8(d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes resold by it to Eligible Purchasers under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), (A) each of the Initial Purchaser Indemnified Parties other than the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and (B) each director, officer or employee of the DineEquity Parties and each person, if any, who controls the Dine Equity Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the DineEquity Parties, subject in each case of (A) and (B) to clauses (i) and (ii) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise.  The obligations of the Initial Purchasers to contribute pursuant to this Section 8(d) are several in proportion to the respective aggregate principal amount of Notes purchased by each of the Initial Purchasers under this Agreement and not joint.  The obligations of the DineEquity Parties to contribute pursuant to this Section 8(d) shall be joint and several.

(e)        The Initial Purchasers severally confirm and the DineEquity Parties acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the third to last paragraph (relating to overallotment, stabilization and similar activities) of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum and (ii) the names of the Initial Purchasers set forth on the front and back cover page of the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information concerning such Initial Purchasers furnished in writing to the DineEquity Parties by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials.

9.         Defaulting Initial Purchasers.

(a)        If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Co-Issuers on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Co-Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms.  In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Co-Issuers that they have so arranged for the purchase of such Notes, or the Co-Issuers notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Co-Issuers may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Co-Issuers or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Co-Issuers agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)        If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Co-Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Co-Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than

110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c)                               If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Co-Issuers as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Co-Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Co-Issuers, the Parent Companies, the Manager or the Guarantors, except that the Co-Issuers, the Parent Companies, the Manager and the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 12 except with respect to the defaulting Initial Purchaser and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)                             Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the DineEquity Parties or any non-defaulting Initial Purchaser for damages caused by its default.

10.                            Termination.  The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date, if, at or after the Applicable Time, any of the following shall occur, which remains outstanding or the effects of which remain outstanding: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, is sufficiently material and adverse so as to make it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes, on the terms and in the manner contemplated by the Offering Memorandum; or (v) any of the events described in Sections 7(r) or 7(t) shall have occurred or the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 10 shall be in writing.

11.                            Non-Assignability.  None of the DineEquity Parties may assign its rights and obligations under this Agreement. The Initial Purchasers may not assign its rights and obligations under this Agreement, except that the Initial Purchasers shall have the right to substitute any one of its affiliates as the purchaser of the Notes that it has agreed to purchase hereunder (“Substituting Initial Purchaser”), by a written notice to the Co-Issuers, which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 3. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser.  In the event that such affiliate is so substituted as a purchaser hereunder and such affiliate thereafter transfers back to the Substituting Initial Purchaser all of the Notes then held by such affiliate, upon receipt by the Co-Issuers of notice of such transfer, wherever the word “Initial Purchaser” is used in this Agreement (other than this Section 11), such word shall no longer be deemed to refer to such affiliate, but shall refer to the Substituting Initial Purchaser, and the Substituting Initial Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

12.                            Reimbursement of Initial Purchasers’ Expenses.  If (a) the Co-Issuers for any reason fail to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement, Co-Issuers, the Parent Companies, the Manager and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand DineEquity Parties shall pay the full amount thereof to the Initial Purchasers.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the DineEquity Parties shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

13.                            Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                               if to the Initial Purchasers, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Guggenheim Securities LLC, 330 Madison Avenue, New York, New York 10017, Attention: Structured Products Capital Markets, with a copy to the General Counsel and with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention:  Jordan E. Yarett;

(b)                              if to any of the DineEquity Parties, shall be delivered or sent by mail, overnight courier or facsimile transmission to DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, Attention: Bryan R. Adel, General Counsel (Telephone: (818) 637-5362), with a copy to Sidley Austin LLP, 1 South Dearborn, Chicago, Illinois 60603, Attention: Willis R. Buck Jr. and Imad I. Qasim (Fax: (312) 853-7036);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.                            Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, DineEquity Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of DineEquity Parties contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.                            Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of any of the DineEquity Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16.                            Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

17.                            Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.                            Submission to Jurisdiction and Venue.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)                               submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)                              consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 13 or at such other address of which such party shall have been notified pursuant thereto; and

(d)                             agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 18 any special, exemplary, punitive or consequential damages.

Each of DineEquity Parties and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

19.                            Waiver of Jury Trial.  The Co-Issuers, the Parent Companies, the Manager, the Guarantors and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                            No Fiduciary Duty.  The DineEquity Parties acknowledge and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the DineEquity Parties, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering, sale and the delivery of the Notes and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of any DineEquity Party, any of their respective subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of any DineEquity Party with respect to the offering, sale and the delivery of the Notes or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the DineEquity Parties or any of their respective subsidiaries on other matters) and no Initial Purchaser has any obligation to the DineEquity Parties with respect to the offering of the Notes except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates and representatives may be engaged in a broad range of transactions that involve interests that differ from those of the DineEquity Parties, (e) any duties and obligations that the Initial Purchasers may have to the DineEquity Parties shall be limited to those duties and obligations specifically stated herein and (f) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Notes and the DineEquity parties have consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

21.                            Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.                            Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.                            Severability.  In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

If the foregoing correctly sets forth the agreement among the Co-Issuers, the Parent Companies, the Manager, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

APPLEBEE’S FUNDING LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

IHOP FUNDING LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

DINEEQUITY, INC.,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

APPLEBEE’S SPV GUARANTOR LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

IHOP SPV GUARANTOR LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

APPLEBEE’S RESTAURANTS LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

IHOP RESTAURANTS LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

APPLEBEE’S FRANCHISOR LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

IHOP FRANCHISOR LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

IHOP PROPERTY LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

IHOP LEASING LLC,

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

INTERNATIONAL HOUSE OF PANCAKES, LLC

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

APPLEBEE’S INTERNATIONAL, INC.

By:	/s/ Thomas W. Emrey
Name: Thomas W. Emrey
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted:

GUGGENHEIM SECURITIES, LLC

By	/s/ Paul Friedman
Name: Paul Friedman
Title: Chief Operating Officer

Acting on behalf of itself and as the
Representative of the Initial Purchasers

[Signature Page to Purchase Agreement]

SCHEDULE II

PRICING TERM SHEET

APPLEBEE’S FUNDING LLC
IHOP FUNDING LLC
Co-Issuers
DINEEQUITY, INC.
Manager

Pricing Supplement dated August 13, 2014 to the Preliminary Offering Memorandum dated July 31, 2014

$1,300,000,000 SERIES 2014-1 4.277% FIXED RATE SENIOR SECURED NOTES, CLASS A-2

Gross Proceeds to the Co-Issuers:	$1,300,000,000

Price to Investors:	100.0%

Trade Date:	August 13, 2014

Settlement Date:	September 30, 2014 (T+33)

Initial Purchasers	Guggenheim Securities, LLC and Credit Suisse Securities (USA) LLC

Anticipated Repayment Date:	September, 2021

Series 2014-1 Legal Final Maturity Date:	September, 2044

Note Rate:	4.277% per annum

Ratings (S&P)	BBB

Quarterly Payment Date:	The 5th day of each March, June, September and December, commencing on March 5, 2015, or, if such day is not a Business Day, the next succeeding Business Day.

First Quarterly Payment Date:	March 5, 2015

Record Date:	The Record Date with respect to any Quarterly Payment Date for the Series 2014-1 Class A-2 Notes will be (i) the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Quarterly Payment Date occurs or (ii) in the case of a Noteholder of a Definitive Note, 15 days (without regard to whether such day is a Business Day) prior to the applicable Quarterly Payment Date.

Series 2014-1 Quarterly Post-ARD Contingent Interest:

A per annum rate equal to the rate determined by the Servicer to be the greater of (i) 5.00% per annum and (ii) a per annum rate equal to the amount, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2014-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years, plus (y) 5.00%, plus (z) 2.150% exceeds (b) the Series 2014-1 Class A-2 Note Rate.

Quarterly Collection Period:

Each period commencing on and including the first day of a Quarterly Fiscal Period and ending on but excluding the first day of the immediately following Quarterly Fiscal Period. The first Quarterly Collection Period will be from the Cut-Off Date to and including December 28, 2014.

“Quarterly Fiscal Period” means the following quarterly fiscal periods of the Securitization Entities: (i) four 13-week quarters of the Securitization Entities in connection with their 52-week fiscal years and (ii) three 13-week quarters and one 14-week quarter of the Securitization Entities in connection with their 53-week fiscal years. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the Securitization Entities is the Sunday nearest to December 31.

References to “weeks” mean the Securitization Entities’ fiscal weeks, which commence on and include each Monday of a week and end on but exclude Monday of the following week.

Events of Default:	As described in the Preliminary Offering Memorandum

Rapid Amortization Events:	As described in the Preliminary Offering Memorandum

Prepayments:	As described in the Preliminary Offering Memorandum

Rule 144A CUSIP/ISIN Numbers:	03789X AA6/ US03789XAA63 Issue Description: SR SECD NT CL A-2 144A 3C7

Reg S CUSIP/ISIN Numbers	U00553 AA2/USU00553AA28 Issue Description: SR SECD NT CL A-2 REG S

Distribution:	144A/Reg S/3(c)(7) compliant

This Pricing Supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated July 31, 2014, of Applebee’s Funding LLC and IHOP Funding LLC (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

THE OFFERED NOTES ARE SOLELY THE JOINT AND SEVERAL OBLIGATIONS OF THE CO-ISSUERS (GUARANTEED BY THE GUARANTORS). THE OFFERED NOTES DO NOT REPRESENT OBLIGATIONS OF THE MANAGER OR ANY OF ITS AFFILIATES (OTHER THAN THE CO-ISSUERS AND THE GUARANTORS), OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, REPRESENTATIVES OR AGENTS. THE OFFERED NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. THE OFFERED NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE CO-ISSUERS (GUARANTEED BY THE GUARANTORS) AND ARE PAYABLE SOLELY FROM THE COLLATERAL, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL.

THE ISSUANCE AND SALE OF THE OFFERED NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS, AND NO SERIES 2014- 1 CLASS A-2

NOTEHOLDER WILL HAVE THE RIGHT TO REQUIRE SUCH REGISTRATION. THE OFFERED NOTES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN RULE 902 UNDER THE 1933 ACT) UNLESS THE OFFERED NOTES ARE REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. THE OFFERED NOTES ARE BEING SOLD ONLY TO (I) PERSONS WHO ARE NOT COMPETITORS AND WHO ARE (A) “QUALIFIED INSTITUTIONAL BUYERS” UNDER RULE 144A UNDER THE 1933 ACT AND ALSO (B) “QUALIFIED PURCHASERS” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), (II) PERSONS WHO ARE NOT COMPETITORS AND WHO ARE (A) QUALIFIED PURCHASERS WITHIN THE MEANING OF SECTION 2(a)(51) OF THE 1940 ACT AND (B) NEITHER “U.S. PERSONS” NOR “U.S. RESIDENTS” IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S UNDER THE 1933 ACT OR (III) A CO-ISSUER OR AN AFFILIATE OF A CO-ISSUER. BECAUSE THE OFFERED NOTES ARE NOT REGISTERED, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE DESCRIBED UNDER “TRANSFER RESTRICTIONS” IN THE PRELIMINARY OFFERING MEMORANDUM.